Exhibit 99.1

Press Release

For Release:	For More Information Contact:
January 21, 2015	Patrick Oakes, Executive Vice President and Chief Financial Officer
919.627.6366, poakes@square1bank.com

SQUARE 1 FINANCIAL REPORTS FOURTH QUARTER AND FULL YEAR 2014 RESULTS
Durham, NC, January 21, 2015 - Square 1 Financial, Inc. (Nasdaq: SQBK) today announced results for the fourth quarter and year ended December 31, 2014.
Consolidated net income available to common shareholders for the fourth quarter of 2014 was $9.5 million, or $0.32 per diluted share, compared to $8.8 million, or $0.29 per diluted share, for the third quarter of 2014. Consolidated net income available to common shareholders for the year ended December 31, 2014 was $34.1 million, or $1.18 per diluted share, compared to $22.1 million, or $0.93 per diluted share, for the year ended December 31, 2013.
“We are very pleased with 2014 results. Overall loan and deposit growth were strong in the fourth quarter and the full year,” said CEO Doug Bowers. “We are pleased with credit quality, and are well positioned to continue our momentum into 2015.”
Full Year Highlights
Highlights of the full year 2014 include:

•	Net income available to common shareholders increased 54.2% compared to 2013.

•	Return on average common equity of 12.88% and return on average assets of 1.25%.

•	Tangible book value per common share of $10.47 as of December 31, 2014.

•	Average on-balance sheet deposits grew 30.3% to $2.4 billion.

•	Average client investment funds grew 97.9% to $881.8 million.

•	Average loan balances increased 28.9% to $1.2 billion and period end loans increased 24.4% to $1.3 billion.

•
Net loan charge-offs were $8.1 million, or 0.68%, of average loans for the year ended December 31, 2014, compared to net loan charge-offs of $8.8 million, or 0.95%, of average loans for the year ended December 31, 2013.

•	Net interest margin increased to 4.06% from 3.91%.

•	Core banking noninterest income increased 24.7% to $16.6 million and total noninterest income was flat.

Fourth Quarter Highlights
Highlights of the fourth quarter of 2014 include:

•	Net income available to common shareholders increased 8.9% compared to the third quarter of 2014.

•	Return on average common equity of 12.57% and return on average assets of 1.25%.

•	Average on-balance sheet deposits of $2.7 billion, up 6.6% from the third quarter of 2014.

•	Average client investment funds of $1.2 billion, up 29.7% compared to the third quarter of 2014.

•	Average loans grew 7.7% while period-end loans increased 5.9%, compared to the third quarter of 2014.

•
Net loan charge-offs were $3.9 million, or 1.18%, of average loans (annualized) for the fourth quarter of 2014. Provision for loan losses expense increased $1.5 million compared to the third quarter of 2014.

•	Net interest margin increased to 4.12% from 4.00% for the third quarter of 2014.

•	Core banking noninterest income increased to $4.5 million from $4.3 million in the third quarter of 2014, and total noninterest income increased to $6.2 million from $5.5 million.

See "Non-GAAP Financial Measures" at the end of this release for reconciliations of our non-GAAP measures.
Earnings Summary
The $0.8 million increase in net income available to common shareholders compared to the third quarter of 2014 was due primarily to a $2.8 million increase in net interest income and a $0.6 million increase in noninterest income, partially offset by a $1.5 million increase in the provision for loan losses and a $0.7 million increase in noninterest expense.
The $12.0 million increase in net income available to common shareholders for the year ended December 31, 2014 compared to the year ended December 31, 2013, resulted from a $27.4 million increase in net interest income, partially offset by a $10.6 million increase in noninterest expense and a $5.6 million increase in income tax expense.
Net Interest Income and Margin (Fully Tax Equivalent Basis)
The information set forth below contains certain financial information determined by methods other than in accordance with GAAP. Net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities. See "Non-GAAP Financial Measures" section for a reconciliation of these non-GAAP measures to their most comparable GAAP measures.
Net interest income for the quarter increased $2.9 million compared to the third quarter of 2014, primarily driven by an increase in loan interest income of $2.0 million from higher average balances and a higher yield from loan fees. Net interest income increased 35.9% to $107.9 million for the year ended December 31, 2014 compared to the year ended December 31, 2013, which included a 28.4% increase in interest income on loans and a 51.8% increase in interest income on securities.
For the fourth quarter of 2014, our net interest margin increased to 4.12% from 4.00% for the third quarter of 2014. This increase was largely due to the impact of lower cash balances and an increase in the yield earned on our loan portfolio primarily driven by higher loan prepayment fees, which can vary based on the level of prepayments. Loan fees were $3.3 million in the fourth quarter of 2014 compared to loan fees of $2.4 million in the third quarter of 2014.
For the year ended December 31, 2014, our net interest margin increased to 4.06% compared to 3.91% for the year ended December 31, 2013. This increase was primarily due to lower premium amortization on agency mortgage-backed securities resulting from slower prepayments, continued purchases of higher yielding municipal securities, and lower cost of funds resulting from the trust preferred securities conversion and lower rates paid on deposits.
Provision for Loan Losses
The $1.5 million increase in the provision for loan losses compared to the third quarter of 2014 was primarily due to higher net charge-offs. Net loan charge-offs were $3.9 million, or 1.18%, of average loans (annualized) for the fourth quarter of 2014 compared to net loan charge-offs of $1.2 million, or 0.40%, of average loans (annualized) for the third quarter of 2014.
Noninterest Income
Noninterest income for the fourth quarter of 2014 was $6.2 million, an increase of $0.6 million compared to the third quarter of 2014. Core banking noninterest income represents recurring income from traditional banking services provided to our customers (see "Non-GAAP Financial Measures" section). Core banking noninterest income for the fourth quarter of 2014 was $4.5 million, an increase of $0.2 million, or 3.8%, compared to the third quarter of 2014. The increase in core banking noninterest income was primarily driven by higher foreign exchange fee income, which fluctuates based on our customers' needs for foreign currency-based transactions. The remainder of the increase in noninterest income compared to the third quarter of 2014 was primarily due to a $0.2 million increase in the gain on sale of loans and a $0.2 million decrease in losses on securities driven by third quarter losses from the sale of equity securities obtained through the exercise of warrants.
Noninterest income was $25.2 million for the year ended December 31, 2014, and was flat compared to noninterest income of $25.3 million for the year ended December 31, 2013, as $1.9 million higher foreign exchange fee income and a $1.7 million decrease in investment impairment was offset by a $1.9 million decrease in net gain on securities and a $2.2 million decrease in success fees. Success fees are typically volatile and are contingent upon customer success events, such as an acquisition.
Warrant income was $0.8 million in the fourth quarter of 2014, compared to warrant income of $0.7 million in the third quarter of 2014. Warrant income was $3.7 million for the year ended December 31, 2014, compared to $3.8 million for the year ended December 31, 2013. At December 31, 2014, the valuation of our remaining warrants held was $4.3 million held in 461 companies, which included $0.2 million held in six publicly traded companies.

Noninterest Expense
Noninterest expense for the fourth quarter of 2014 increased $0.7 million, or 4.1%, compared to the third quarter of 2014. The increase primarily resulted from $0.8 million higher personnel expenses. Higher personnel expenses were driven by an increase of 5 full-time equivalent employees from the third quarter of 2014 and higher incentive compensation expense.
Noninterest expense for the year ended December 31, 2014 increased $10.6 million, or 19.01%, compared to the year ended December 31, 2013. This increase was largely due to $7.9 million higher personnel expenses driven by an increase of 28 full-time equivalent employees, $0.8 million increase in the provision for unfunded credit commitments, and $0.2 million from amortization of intangibles obtained as part of our acquisition of Sand Hill Finance LLC in December 2013.
Income Tax Provision
Income tax expense increased $0.4 million, or 10.3%, for the fourth quarter of 2014 as compared to the third quarter of 2014, primarily due to a $1.2 million, or 9.4%, increase in pre-tax income and an income tax true up recorded in the fourth quarter of 2014 related to an increase in our annual effective tax rate to 31.4% from 30.8%.
Income tax expense for the year ended December 31, 2014 increased $5.6 million, or 55.8%, compared to the year ended December 31, 2013, primarily due to a $17.4 million, or 53.7%, increase in pre-tax income. Our effective tax rate increased to 31.4% for the year ended December 31, 2014 from 31.0% for the year ended December 31, 2013, as a result of the tax impact of the one-time gain recorded on the transfer of the contract for the management of Square 1 Venture 1, L.P. to a third party and an increase in the portion of taxable income.
Loans and Credit Quality
Average loans grew $93.7 million while period-end loans increased $75.0 million compared to the third quarter of 2014. The increase in commercial loans occurred in all our major client industry segments, except technology which decreased $2.9 million when compared to the third quarter of 2014. Period-end loans to venture firms increased $9.8 million, or 6.1%, while total loans to venture-backed companies, including life sciences, technology and asset-based loans were up $56.2 million, or 5.5%, at December 31, 2014 compared to September 30, 2014.
At December 31, 2014, nonperforming loans totaled $17.2 million, or 1.28%, of total loans compared to $11.8 million, or 0.93%, of total loans at September 30, 2014 and $14.5 million, or 1.34%, of total loans at December 31, 2013. The allowance for loan losses to nonperforming loans at December 31, 2014, was 132.87%, compared to 193.38% at September 30, 2014, and 127.05% at December 31, 2013.
Period-end loans to venture firms increased $25.7 million, or 17.9%, while total loans to venture-backed companies, including life sciences, technology and asset-based loans were up $204.6 million, or 23.3%, at December 31, 2014 compared to December 31, 2013. Net loan charge-offs were $8.1 million, or 0.68%, of average loans for the year ended December 31, 2014, compared to $8.8 million, or 0.95%, for the year ended December 31, 2013.
Investments
Average investments grew 11.4% compared to the third quarter of 2014 as a result of strong deposit growth. Our available-for-sale securities portfolio totaled $1.3 billion at December 31, 2014, an increase of $107.6 million, or 9.1%, compared to $1.2 billion at September 30, 2014. Our held to maturity securities portfolio had an amortized cost of $300.4 million at December 31, 2014, an increase of $22.3 million, or 8.0%, compared to $278.1 million at September 30, 2014.
Average investments grew 36.7% for the year ended December 31, 2014, compared to the year ended December 31, 2013. Our available-for-sale securities portfolio increased $370.3 million, or 40.1%, compared to $924.2 million at December 31, 2013. Our held to maturity securities portfolio increased $146.2 million, or 94.8%, compared to $154.3 million at December 31, 2013.
Deposits and Client Investment Funds
Our December 31, 2014 period-end deposits increased $108.1 million, or 4.1%, from September 30, 2014 and increased $669.8 million, or 31.8%, to $2.8 billion from December 31, 2013. These increases were primarily due to growth of our client base and a continued strong funding environment for venture-backed firms. Our period-end noninterest-bearing deposits increased $138.3 million, or 8.1%, while our interest-bearing deposits decreased $30.2 million, or 3.2%, from September 30, 2014. Our period-end noninterest-bearing deposits increased $471.0 million, or 34.1%, and our interest-bearing deposits increased $198.8 million, or 27.4%, from December 31, 2013.
Average on-balance sheet deposits increased $167.9 million compared to the third quarter of 2014. Despite the increase in deposits, the average cost of deposits of 0.02% and 0.02% for the fourth quarter of 2014 and the third quarter of 2014, respectively, yielded interest expense on deposits of $0.2 million and $0.1 million, respectively. Average on-balance sheet deposits increased $566.6 million for the year ended December 31, 2014, compared to the year ended December 31, 2013.
Our period-end client investment funds increased to $1.4 billion at December 31, 2014 from $957.6 million at September 30, 2014, an increase of 50.0%, and from $557.9 million at December 31, 2013, an increase of 157.5%, as our clients took advantage of alternative cash investment vehicles offered by Square 1 Asset Management, our registered investment adviser subsidiary. Average off-balance sheet client investment funds grew $276.9 million compared to the third quarter of 2014. Average off-balance sheet client investment funds grew $436.2 million for the year ended December 31, 2014, compared to the year ended December 31, 2013.
Earnings Conference Call
The Company will host a conference call at 10:30 a.m. EST on Wednesday, January 21, 2015, to discuss the financial results for the quarter ended December 31, 2014. Individuals wishing to participate in the conference call may do so by dialing 877.359.9508 from the United States, or 224.357.2393 from outside the United States, and entering Conference ID 71476265. The call will also be available live via webcast on the Investor Relations page of the Company's website, www.square1financial.com. A replay of the call will be available on the Company's website for 90 days beginning on Wednesday, January 21, 2015.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: (i) market and economic conditions (including interest rate environment, levels of public offerings, mergers and acquisitions and venture capital financing activities) and the associated impact on us; (ii) the sufficiency of our capital, including sources of capital (such as funds generated through retained earnings) and the extent to which capital may be used or required; (iii) our overall investment plans, strategies and activities, including our investment of excess cash/liquidity; (iv) operational, liquidity and credit risks associated with our business; (v) deterioration of our asset quality; (vi) our overall management of interest rate risk; (vii) our ability to execute our strategy and to achieve organic loan and deposit growth; (viii) increased competition in the financial services industry, nationally, regionally or locally, which may adversely affect pricing and terms; (ix) the adequacy of reserves (including allowance for loan and lease losses) and the appropriateness of our methodology for calculating such reserves; (x) volatility and direction of market interest rates; (xi) changes in the regulatory or legal environment; and (xii) other factors that are discussed in the section titled “Risk Factors,” in our registration statement on Form S-1/A, filed with the Securities and Exchange Commission and effective as of March 26, 2014.
The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Any forward-looking statement speaks only as of the date on which it is made, and we do not intend, or undertake any obligation to publicly update these forward-looking statements.
About Square 1 Financial
Square 1 Financial is a financial services company focused primarily on serving entrepreneurs and their investors. Square 1 Financial (Nasdaq: SQBK) is headquartered in Durham, North Carolina with twelve loan production offices located in key innovation hubs across the United States. Through Square 1 Bank, which was formed by experienced venture bankers, commercial bankers and entrepreneurs, we offer a full range of banking and financial products focused on the entrepreneurial community and their venture capital and private equity investors. Since inception, we have operated as a highly-focused venture bank and have provided a broad range of financial services to entrepreneurs, growing entrepreneurial companies and the venture capital and private equity communities. We provide banking services to our clients, including venture, commercial and international banking services, asset-based lending programs, and SBA and USDA commercial and real estate loan programs. We also provide investment advisory and asset management services to our clients through Square 1 Asset Management, a subsidiary of Square 1 Bank. More information can be found at www.square1financial.com.

SQUARE 1 FINANCIAL, INC.
Summary Financial Information

	At or For the
	Three Months Ended			Years Ended
(In thousands, except per share data)	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Performance Ratios:
Return on average assets	1.25%	1.22%	1.15%	1.25%	1.06%
Return on average common equity	12.57	12.01	14.95	12.88	12.44
Net interest margin(1)	4.12	4.00	3.96	4.06	3.91
Efficiency ratio(2)	47.14	49.79	49.56	49.61	53.10

Per Share Data:
Net income (loss) per basic common share	$0.33	$0.31	$0.29	$1.25	$0.94
Net income (loss) per diluted common share	0.32	0.29	0.29	1.18	0.93
Book value per common share	10.48	10.25	7.80	10.48	7.80
Tangible book value per common share	10.47	10.23	7.77	10.47	7.77

Capital Ratios (consolidated):
Tier 1 leverage capital(4)	9.71%	10.05%	8.34%	9.71%	8.34%
Tier 1 risk-based capital(4)	13.84	13.69	11.38	13.84	11.38
Total risk-based capital(4)	14.96	14.84	12.46	14.96	12.46
Total shareholders’ equity to assets	9.78	9.85	8.13	9.78	8.13
Tangible common equity to tangible assets(3)	9.77	9.83	7.89	9.77	7.89

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.70%	1.79%	1.70%	1.70%	1.70%
Allowance for loan losses as a percent of nonperforming loans	132.87	193.38	127.05	132.87	127.05
Net charge-offs to average outstanding loans (annualized)	1.18	0.40	1.38	0.68	0.95
Nonperforming loans as a percent of total loans	1.28	0.93	1.34	1.28	1.34
Nonperforming assets as a percent of total assets	0.56	0.39	0.63	0.56	0.63

Other Ratios and Statistics:
Average loans, net of unearned income, to average deposits	48.8%	48.3%	48.9%	48.5%	49.1%
Period-end full-time equivalent employees	258	253	230	258	230
Average outstanding shares—basic	28,795	28,681	23,544	27,401	23,508
Average outstanding shares—diluted	30,204	30,080	23,972	29,101	23,859
Period-end outstanding shares—basic	28,883	28,701	23,612	28,883	23,612
Period-end outstanding shares—diluted	30,307	30,129	24,056	30,307	24,056

Financial Condition Data:
Average total assets	$3,032,595	$2,838,269	$2,380,750	$2,724,506	$2,090,842
Average cash and cash equivalents	105,705	157,129	205,462	155,894	148,059
Average investment securities - available-for-sale	1,252,625	1,133,467	928,981	1,102,791	870,105
Average investment securities - held-to-maturity	291,648	252,289	138,641	226,310	102,437
Average loans, net of unearned income	1,317,622	1,223,906	1,052,507	1,183,347	918,149
Average on-balance sheet deposits	2,701,630	2,533,778	2,153,002	2,438,017	1,871,421
Average total client investment funds	1,208,638	931,780	565,106	881,837	445,588
Average total shareholders' equity	300,847	289,021	187,518	266,107	182,882

(1)	Represents net interest income as a percent of average interest-earning assets.

(2)
Represents noninterest expense divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. Efficiency ratio, as calculated, is a non-GAAP financial measure. See “Non-GAAP Financial Measures.”

(3)
Tangible common equity to tangible assets is a non-GAAP financial measure. Tangible common equity is computed as total shareholders’ equity, excluding preferred stock, less intangible assets. Tangible assets are calculated as total assets less intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets. See “Non-GAAP Financial Measures.”

(4)	Tier 1 leverage capital ratio, Tier 1 risk-based capital ratio and Total risk-based capital ratio for December 31, 2014 are estimates.

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	December 31, 2014	September 30, 2014	December 31, 2013
Assets
Cash and due from banks	$14,629	$49,615	$28,648
Interest-bearing deposits in other banks	72,292	125,991	76,966
Federal funds sold and securities purchased under resale agreements	—	10,000	116
Total cash and cash equivalents	86,921	185,606	105,730
Investment in time deposits	1,251	1,250	1,250
Investment securities—available for sale, at fair value	1,294,533	1,186,887	924,229
Investment securities—held to maturity, at amortized cost	300,425	278,121	154,255
Loans, net of unearned income of $7.9 million, $7.3 million and $4.5 million	1,346,449	1,271,457	1,082,536
Less allowance for loan losses	(22,906)	(22,816)	(18,379)
Net loans	1,323,543	1,248,641	1,064,157
Premises and equipment, net	4,026	3,723	3,061
Deferred income tax assets, net	9,672	10,142	15,620
Bank owned life insurance	50,723	50,278	31,706
Intangible assets	1,615	1,770	2,065
Other receivables	3,226	3,619	2,592
Warrant valuation	4,304	4,089	5,105
Prepaid expenses	2,063	1,690	1,309
Accrued interest receivable and other assets	12,564	12,370	15,348
Total assets	$3,094,866	$2,988,186	$2,326,427
Liabilities and Shareholders’ Equity
Deposits:
Demand, noninterest-bearing	$1,851,004	$1,712,674	$1,380,024
Demand, interest-bearing	71,598	164,859	103,638
Money market deposit accounts	837,630	774,405	596,247
Time deposits	16,320	16,507	26,818
Total deposits	2,776,552	2,668,445	2,106,727
Borrowings and repurchase agreements	—	—	12,737
Junior subordinated debt	—	—	6,207
Accrued interest payable and other liabilities	15,610	25,539	11,607
Total liabilities	$2,792,162	$2,693,984	$2,137,278
Commitments and contingencies
Shareholders’ equity:
Convertible preferred stock, $.01 par value; 10,000,000 shares authorized, 0 shares, 0 shares and 5,000 shares issued and outstanding, respectively	—	—	—
Common stock, $.01 par value; 70,000,000, 70,000,000 and 45,000,000 shares authorized, 28,882,678 shares, 28,700,825 shares and 23,611,746 shares issued and outstanding, respectively	289	287	236
Additional paid in capital	251,597	251,841	183,716
Accumulated other comprehensive income (loss)	7,404	8,193	(4,096)
Retained earnings	43,414	33,881	9,293
Total shareholders’ equity	302,704	294,202	189,149
Total liabilities and shareholders’ equity	$3,094,866	$2,988,186	$2,326,427

SQUARE 1 FINANCIAL, INC.
Interim Consolidated Statements of Operations (Unaudited)

(in thousands, except per share data)	Three Months Ended			Years Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
Interest income:
Loans including fees on loans	$21,315	$19,326	$16,655	$74,763	$58,230
Investment securities:
Taxable	6,184	5,568	4,081	21,696	13,369
Non-taxable	2,172	1,960	1,724	7,740	5,702
Federal funds and other short-term investments	77	104	128	382	361
Total interest income	29,748	26,958	22,588	104,581	77,662
Interest expense:
Deposits	150	150	180	573	656
Borrowings and repurchase agreements	15	—	12	19	42
Junior subordinated debt	—	—	155	215	630
Total interest expense	165	150	347	807	1,328
Net interest income	29,583	26,808	22,241	103,774	76,334
Provision for loan losses	4,000	2,500	3,960	12,614	13,300
Net interest income after provision for loan losses	25,583	24,308	18,281	91,160	63,034
Noninterest income:
Service charges and fees	1,188	1,150	1,050	4,533	4,071
Foreign exchange fees	1,951	1,792	1,229	6,746	4,864
Credit card and merchant income	932	914	678	3,246	2,464
Investment impairment	—	—	(195)	(43)	(1,720)
Net (loss) gain on securities	(24)	(235)	—	(212)	1,696
Letter of credit fees	242	293	463	1,347	1,247
Warrant income	792	721	488	3,729	3,750
Gain on sale of loans	439	248	367	1,189	2,033
Bank owned life insurance	445	330	301	1,382	1,073
Other	209	319	2,588	3,300	5,830
Total noninterest income	6,174	5,532	6,969	25,217	25,308
Noninterest expense:
Personnel	11,543	10,790	9,632	43,691	35,759
Occupancy	863	713	695	3,090	2,779
Data processing	928	1,090	868	3,757	3,097
Furniture and equipment	808	769	686	2,939	2,536
Advertising and promotions	495	223	364	1,335	1,255
Professional fees	993	976	952	3,356	3,232
Telecommunications	308	246	306	1,099	1,172
Travel	287	259	337	1,004	1,099
FDIC assessment	429	393	345	1,573	1,293
Other	878	1,376	930	4,707	3,699
Total noninterest expense	17,532	16,835	15,115	66,551	55,921
Income before income tax expense	14,225	13,005	10,135	49,826	32,421
Income tax expense	4,693	4,253	3,193	15,643	10,038
Net income	9,532	8,752	6,942	34,183	22,383
Dividends on preferred stock	—	—	62	63	250
Net income available to common shareholders	$9,532	$8,752	$6,880	$34,120	$22,133
Earnings per share—basic	$0.33	$0.31	$0.29	$1.25	$0.94
Earnings per share—diluted	$0.32	$0.29	$0.29	$1.18	$0.93

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Three Months Ended
	December 31, 2014			September 30, 2014			December 31, 2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits in other banks	$90,032	$69	0.30%	$132,817	$72	0.21%	$194,764	$127	0.26%
Federal funds sold and other short-term investments	7,011	8	0.48	19,191	32	0.67	1,352	1	0.40
Loans, net of unearned income	1,317,622	21,315	6.42	1,223,906	19,326	6.26	1,052,507	16,655	6.28
Nontaxable securities	271,459	3,342	4.88	248,629	3,020	4.82	224,344	2,651	4.69
Taxable securities	1,272,814	6,184	1.93	1,137,127	5,567	1.94	843,273	4,082	1.92
Total interest-earning assets	2,958,938	30,918	4.15	2,761,670	28,017	4.02	2,316,240	23,516	4.03
Less: Allowance for loan losses	(23,966)			(22,888)			(18,702)
Noninterest-earning assets	97,623			99,487			83,212
Total assets	$3,032,595			$2,838,269			$2,380,750
Interest-bearing liabilities:
Demand deposits	$78,946	20	0.10	$87,957	18	0.08	$99,853	36	0.14
Money market	764,062	122	0.06	765,338	115	0.06	713,684	128	0.07
Time deposits	16,852	8	0.19	27,997	16	0.22	27,378	16	0.23
Total interest-bearing deposits	859,860	150	0.07	881,292	149	0.07	840,915	180	0.08
FHLB advances	15,163	15	0.39	543	1	0.14	3,101	7	0.88
Repurchase agreements	113	—	0.32	—	—	—	19,813	5	—
Junior subordinated debt	—	—	—	—	—	—	6,210	154	9.89
Total interest-bearing liabilities	875,136	165	0.07	881,835	150	0.07	870,039	346	0.16
Noninterest-bearing deposits	1,841,770			1,652,486			1,312,085
Other noninterest-bearing liabilities	14,842			14,927			11,108
Total liabilities	2,731,748			2,549,248			2,193,232
Total shareholders’ equity	300,847			289,021			187,518
Total liabilities and shareholders’ equity	$3,032,595			$2,838,269			$2,380,750
Net interest income		$30,753			$27,867			$23,170
Interest rate spread			4.08%			3.95%			3.87%
Net interest margin			4.12%			4.00%			3.96%
Ratio of average interest-earning assets to average interest-bearing liabilities			338.11%			313.17%			266.22%

SQUARE 1 FINANCIAL, INC.
Interim Net Interest Margin Analysis (Unaudited)

	Years Ended December 31,
	2014			2013
	Average Balance	Interest and Dividends	Yield/ Cost	Average Balance	Interest and Dividends	Yield/ Cost
	(Dollars in thousands)
Interest-earning assets:
Interest-bearing deposits in other banks	$133,328	$337	0.25%	$134,026	$356	0.27%
Federal funds sold and other short-term investments	7,367	46	0.62	1,346	5	0.39
Loans, net of unearned income	1,183,347	74,763	6.32	918,149	58,230	6.34
Nontaxable securities	245,458	11,908	4.85	193,363	8,772	4.54
Taxable securities	1,083,643	21,695	2.00	779,179	13,369	1.72
Total interest-earning assets	2,653,143	108,749	4.10	2,026,063	80,732	3.98
Less: Allowance for loan losses	(21,618)			(17,057)
Noninterest-earning assets	92,981			81,836
Total assets	$2,724,506			$2,090,842
Interest-bearing liabilities:
Demand deposits	$100,136	83	0.08	$67,059	96	0.14
Money market	710,296	436	0.06	624,281	499	0.08
Time deposits	25,258	54	0.21	31,552	61	0.19
Total interest-bearing deposits	835,690	573	0.07	722,892	656	0.09
FHLB advances	4,452	17	0.39	8,015	31	0.39
Repurchase agreements	1,502	1	—	10,672	11	—
Junior subordinated debt	2,108	216	10.23	6,206	630	10.15
Total interest-bearing liabilities	843,752	807	0.10	747,785	1,328	0.18
Noninterest-bearing deposits	1,602,327			1,148,529
Other noninterest-bearing liabilities	12,320			11,646
Total liabilities	2,458,399			1,907,960
Total shareholders’ equity	266,107			182,882
Total liabilities and shareholders’ equity	$2,724,506			$2,090,842
Net interest income		$107,942			$79,404
Interest rate spread			4.00%			3.80%
Net interest margin			4.06%			3.91%
Ratio of average interest-earning assets to average interest-bearing liabilities			314.45%			270.94%

SQUARE 1 FINANCIAL, INC.
Loans and Unfunded Commitments

	December 31, 2014		September 30, 2014		December 31, 2013
	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Commercial loans:
Technology	$631,979	47.01%	$634,908	49.65%	$543,788	50.02%
Life sciences	274,057	20.39	240,375	18.80	224,069	20.61
Asset-based loans	177,701	13.22	152,282	11.91	111,251	10.24
Venture capital/private equity	169,143	12.58	159,349	12.46	143,468	13.20
SBA and USDA	35,609	2.65	33,245	2.60	23,719	2.18
Other	6,854	0.51	5,468	0.42	1,424	0.13
Total commercial loans	1,295,343	96.36	1,225,627	95.84	1,047,719	96.38
Real estate loans:
SBA and USDA	36,978	2.75	31,532	2.47	27,504	2.53
Total real estate loans	36,978	2.75	31,532	2.47	27,504	2.53
Construction:
SBA and USDA	4,035	0.30	2,290	0.18	287	0.03
Total construction loans	4,035	0.30	2,290	0.18	287	0.03
Credit cards	7,980	0.59	19,345	1.51	11,575	1.06
Total loans	1,344,336	100.00%	1,278,794	100.00%	1,087,085	100.00%
Less unearned income(1)	(7,887)		(7,337)		(4,549)
Total loans, net of unearned income	$1,336,449		$1,271,457		$1,082,536

Total unfunded loan commitments	$1,232,078		$1,167,115		$977,262

(1)	Unearned income consists of unearned loan fees, the discount on SBA loans and the unearned initial warrant value.

Client Investment Funds
We offer our clients alternative cash investment vehicles such as sweep accounts and investment in the Certificates of Deposit Account Registry Service (“CDARS”), the latter of which allows us to place client deposits in one or more insured depository institutions.

	December 31, 2014	September 30, 2014	December 31, 2013
Period-end:	(Dollars in thousands)
Client investment assets under management	$976,075	$609,284	$108,105
Sweep money market funds	404,357	241,274	271,823
CDARS	56,201	107,076	177,955
Total period-end client investment funds	$1,436,633	$957,634	$557,883

SQUARE 1 FINANCIAL, INC.
Credit Quality

	Three Months Ended			Years Ended
	December 31, 2014	September 30, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(Dollars in thousands)
Allowance at beginning of period	$22,816	$21,556	$18,093	$18,379	$13,843
Provision for loan losses	4,000	2,500	3,960	12,614	13,300
Charge-offs:
Commercial loans:
Technology	3,408	382	3,411	5,956	9,344
Life sciences	507	1,107	—	2,023	—
SBA and USDA	—	—	269	518	269
Total commercial loans	3,915	1,489	3,680	8,497	9,613
Total charge offs	3,915	1,489	3,680	8,497	9,613
Recoveries:
Commercial loans:
Technology	(1)	(13)	(6)	(170)	(699)
Life sciences	(4)	(5)	—	(9)	—
SBA and USDA	—	(14)	—	(14)	(150)
Total commercial loans	(5)	(32)	(6)	(193)	(849)
Real estate loans:
SBA and USDA	—	(217)	—	(217)	—
Total real estate loans	—	(217)	—	(217)	—
Total recoveries	(5)	(249)	(6)	(410)	(849)
Net charge offs	$3,910	$1,240	$3,674	$8,087	$8,764
Allowance at end of period	$22,906	$22,816	$18,379	$22,906	$18,379

Total nonaccrual loans	$17,239	$11,798	$14,466	$17,239	$14,466

Credit Quality Ratios:
Allowance for loan losses as a percent of total loans	1.70%	1.79%	1.70%	1.70%	1.70%
Allowance for loan losses as a percent of nonperforming loans	132.87	193.38	127.05	132.87	127.05
Net charge-offs to average outstanding loans (annualized)	1.18	0.40	1.38	0.68	0.95
Nonperforming loans as a percent of total loans	1.28	0.93	1.34	1.28	1.34
Nonperforming assets as a percent of total assets	0.56	0.39	0.63	0.56	0.63

SQUARE 1 FINANCIAL, INC.
Non-GAAP Financial Measures
The information set forth in this release contains certain financial information determined by methods other than in accordance with GAAP. Generally, a non-GAAP financial measure is a numerical measure of financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. These non-GAAP financial measures for us are “efficiency ratio,” “tangible common equity to tangible assets,” “net operating income,” "net interest income," and "core banking noninterest income." Although we believe these non-GAAP financial measures provide a greater understanding of our business, these measures are not necessarily comparable to similar measures that may be presented by other companies. The non-GAAP financial measures should be viewed as a supplement to, and not a substitute for, financial measures presented in accordance with GAAP.
Efficiency ratio represents noninterest expense divided by the sum of net interest income and other income, excluding gains or losses on the impairment and sale of securities. This measure is used by management to evaluate our operational efficiency.
Tangible common equity to tangible assets is a non-GAAP financial measure. This ratio is used by management to evaluate the adequacy of our capital levels. Tangible common equity is computed as total shareholders’ equity, excluding preferred stock, less intangible assets. Tangible assets are calculated as total assets less intangible assets other than loan servicing intangible assets. We believe that the most directly comparable GAAP financial measure is total shareholders’ equity to assets.
Our discussions of net interest income and the net interest margin are presented on a fully taxable equivalent basis based on the federal statutory rate of 35% to consistently reflect income from taxable loans and securities and tax-exempt securities.We believe that the most directly comparable GAAP financial measure is net interest income.
Core banking noninterest income represents recurring income from traditional banking services provided to our customers and excludes line items where results are typically subject to market or other conditions beyond our control.We believe that the most directly comparable GAAP financial measure is noninterest income.
The information provided below reconciles each non-GAAP measure to its most comparable GAAP measure.

(Dollars in thousands)	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$17,532	$16,835	$15,115
Net interest taxable equivalent income	30,753	27,867	23,170
Noninterest taxable equivalent income	6,414	5,709	7,131
Less: (loss) gain on sale of securities and impairment	(24)	(235)	(195)
Adjusted operating revenue	$37,191	$33,811	$30,496
Efficiency ratio	47.14%	49.79%	49.56%
Tangible Common Equity/Tangible Assets
Total equity	$302,704	$294,202	$189,149
Less: preferred stock	—	—	4,950
Intangible assets(1)	393	495	800
Tangible common equity	$302,311	$293,707	$183,399
Total assets	$3,094,866	$2,988,186	$2,326,427
Less: intangible assets(1)	393	495	800
Tangible assets	$3,094,473	$2,987,691	$2,325,627
Tangible common equity/tangible assets	9.77%	9.83%	7.89%

(1)	Does not include a loan servicing asset of $1.2 million, $1.3 million and $1.3 million at December 31, 2014, September 30, 2014, and December 31, 2013, respectively.

(Dollars in thousands)	Three Months Ended
	December 31, 2014	September 30, 2014	December 31, 2013
Net Operating Income
GAAP income before taxes	$14,225	$13,005	$10,135
Less: (loss) gain on sale of securities and impairment	(24)	(235)	(195)
Add: tax equivalent adjustment	1,409	1,237	1,090
Non-GAAP net operating income before taxes	$15,658	$14,477	$11,420
Net Interest Income
GAAP net interest income	$29,583	$26,808	$22,241
Add: tax equivalent adjustment	1,170	1,059	929
Non-GAAP net interest income (fully tax equivalent basis)	$30,753	$27,867	$23,170
Core Banking Noninterest Income
GAAP noninterest income	$6,174	$5,532	$6,969
Less: net (loss) gain on securities	(24)	(235)	(195)
Warrant income	792	721	488
Gain on sale of loans	439	248	367
Bank owned life insurance	445	330	301
Other	27	137	2,445
Non-GAAP core banking noninterest income	$4,495	$4,331	$3,563

(Dollars in thousands)	Years Ended
	December 31, 2014	December 31, 2013
Efficiency Ratio
Noninterest expense (GAAP)	$66,551	$55,921
Net interest taxable equivalent income	107,942	79,404
Noninterest taxable equivalent income	25,963	25,886
Less: (loss) gain on sale of securities and impairment	(255)	(24)
Adjusted operating revenue	$134,160	$105,314
Efficiency ratio	49.61%	53.10%
Tangible Common Equity/Tangible Assets
Total equity	$302,704	$189,149
Less: preferred stock	—	4,950
Intangible assets(1)	393	800
Tangible common equity	$302,311	$183,399
Total assets	$3,094,866	$2,326,427
Less: intangible assets(1)	393	800
Tangible assets	$3,094,473	$2,325,627
Tangible common equity/tangible assets	9.77%	7.89%
Net Operating Income
GAAP income before taxes	$49,826	$32,421
Less: (loss) gain on sale of securities and impairment	(255)	(24)
Add: tax equivalent adjustment	4,912	3,647
Non-GAAP net operating income before taxes	$54,993	$36,092
Net Interest Income
GAAP net interest income	$103,774	$76,334
Add: tax equivalent adjustment	4,168	3,070
Non-GAAP net interest income (fully tax equivalent basis)	$107,942	$79,404
Core Banking Noninterest Income
GAAP noninterest income	$25,217	$25,308
Less: net (loss) gain on securities	(255)	(24)
Warrant income	3,729	3,750
Gain on sale of loans	1,189	2,033
Bank owned life insurance	1,382	1,073
Other	2,596	5,183
Non-GAAP core banking noninterest income	$16,576	$13,293

(1)	Does not include a loan servicing asset of $1.2 million and $1.3 million at December 31, 2014 and December 31, 2013, respectively.